Exhibit (c)(14)

                                     FORM OF
                         INVESTMENT REPRESENTATION
                                      AND
                          STOCK SUBSCRIPTION AGREEMENT


           Investment Representation and Stock Subscription Agreement (the "Agreement"), dated as of February 25, 1998, by and between Universal Hospital Services, Inc., a Minnesota corporation (the "Company"), and ______________________ (the "Purchaser").

           WHEREAS, pursuant to an Agreement and Plan of Merger (the "Merger Agreement") dated as of November 25, 1997 by and among UHS Acquisition Corp., a Minnesota corporation ("Merger Sub"), J.W. Childs Equity Partners, L.P., a Delaware limited partnership, and the Company, the parties thereto have agreed that, subject to the terms and conditions contained therein, Merger Sub shall merge with and into the Company, with the Company being the surviving corporation in such merger (the "Merger");

           WHEREAS, the closing of the transactions contemplated by the Merger Agreement (the "Merger Closing") is taking place on the date hereof;

           WHEREAS, the Purchaser is presently a member of management or key employee of the Company;

           WHEREAS, the Purchaser desires to subscribe for and acquire from the Company, and the Company desires to sell to the Purchaser, the aggregate number of shares of common stock, par value $.01 per share, of the Company (the "Common Stock") set forth on Appendix I hereto, as hereinafter set forth;

           WHEREAS, this Agreement is one of several subscription agreements being entered into by the Company with certain members of management or key employees of the Company;

           NOW, THEREFORE, in consideration of the foregoing and in consideration of the mutual agreements contained herein, the parties hereto agree as follows:

      1.   Subscription for and Acquisition of Common Stock.

           a. Upon the terms and subject to the conditions hereinafter set forth, the Purchaser hereby subscribes for and shall, immediately following the Merger Closing, purchase for cash in an amount set forth on Appendix I hereto, and the Company shall, immediately following the Merger Closing, sell to the Purchaser the aggregate number of shares of Common Stock set forth on Appendix I hereto (the "Shares") at a purchase price of $15.50 per share of Common Stock for the total consideration in cash set forth on Appendix I hereto (the "Purchase Price").

           b. Upon the terms and subject to the conditions hereinafter set forth, the closing of the purchase and sale of the Shares (the "Closing") shall take place immediately following the Merger Closing at the offices of Dorsey & Whitney LLP, Pillsbury Center South, 220 South Sixth Street, Minneapolis, Minnesota, or at such other time and place as the Company shall determine. In consideration of the sale by the Company and the purchase by the Purchaser of the Shares, at the Closing (i) the Company shall deliver to the Purchaser certificates representing the Shares [(or, if the Purchaser is required to execute a Pledge Agreement as provided below, the Company will retain the certificates representing the Shares pursuant thereto)]* and (ii) the Purchaser shall deliver or cause to be delivered to the Company the Purchase Price in immediately available funds (or such other means as the Company, in its sole discretion, shall specify prior to the closing) [or, if the Purchaser receives a loan from the Company for all or a portion of the Purchase Price (the "Company Loan") as hereinafter provided, the Purchaser shall cause the proceeds of such Company Loan to be provided to the Company in immediately available funds. The Company shall provide a Company Loan to the Purchaser in the amount, if any, set forth on Appendix I hereto opposite "Company Loan Amount." If the Purchaser receives such Company Loan, such Purchaser shall, at or prior to the Closing, execute and deliver to the Company (A) a Secured Promissory Note, substantially in the form attached hereto as Annex I, for the Company Loan Amount, (B) a Pledge Agreement in the form attached hereto as Annex II and (C) such other documents as the Company may require.]* The Shares and any shares of Common Stock acquired by the Purchaser after the Closing pursuant to any employee benefit plans of the Company, the Stockholders' Agreement (as hereinafter defined) or otherwise are hereinafter sometimes referred to collectively herein as the "Stock."

 __________________________

  ** The bracketed language will appear only in agree-ments with those employees to whom the Company, in its sole discretion, has offered to loan funds for the pur-pose of purchasing shares of Common Stock.


           c. Notwithstanding anything to the contrary contained herein, the Company shall have no obligation to issue, sell or deliver any shares of Common Stock to (i) any person who is not a member of management or key employee of the Company on the date of sale or delivery thereof or (ii) any person who is a resident of a state or foreign jurisdiction in which such issuance, sale or delivery to him would constitute a violation of the securities or "blue sky" laws of such state or foreign jurisdiction.

      2.   Investment Representations of Purchaser.

           a. The Purchaser hereby represents and warrants that (i) the Purchaser is acquiring the Stock for the Purchaser's own account, for investment only and not with a view toward resale or other distribution of the Stock within the meaning of the Securities Act of 1933, as amended (the "Securities Act"); (ii) the Purchaser has no present intention of selling or otherwise disposing of all or any portion of the Stock; and (iii) the Purchaser understands that the Stock has not been registered under the Securities Act, in reliance upon exemptions contained in the Securities Act and applicable regulations promulgated thereunder or interpretations thereof, and cannot be offered for sale, sold or otherwise transferred unless such sale or transfer is so registered or qualifies for exemption from registration under the Securities Act.

           b. The Purchaser acknowledges that he has been advised by the Company that: (i) the Stock must be held indefinitely and the Purchaser must continue to bear the economic risk of the investment in the Stock unless the offer and sale of such Stock is subsequently registered under the Act and all applicable state or foreign securities laws or an exemption from such registration is available; (ii) it is not anticipated that there will be any public market for the Stock in the foreseeable future; (iii) the Stock may be considered "restricted securities" within the meaning of Rule 144 promulgated under the Act; (iv) Rule 144 is not presently available with respect to the offers or sales of any securities of the Company, and the Company has made no covenant and is under no obligation to make such Rule available; (v) when and if the Stock may be disposed of without registration under the Act in reliance on Rule 144, such disposition can be made only by certain persons in limited amounts in accordance with the terms and conditions of such Rule; (vi) if the Rule 144 exemption is not available, public offer or sale without registration will require the availability of an exemption under the Act and if an exemption for such offers or sales is not available, registration of the Stock may be required, but that the Company is under no obligation to register the Stock or to facilitate compliance or to comply with any exemption, except as otherwise provided in the Stockholders' Agreement; (vii) a restrictive legend or legends substantially in the form set forth in the Stockholders' Agreement dated as of the date hereof, by and among the Company and each of the stockholders of the Company (the "Stockholders' Agreement") shall be placed on the certificates representing the Stock; and (viii) a notation shall be made in the appropriate records of the Company indicating that the Stock is subject to restrictions on transfer and, if the Company should at some time in the future engage the services of a stock transfer agent, appropriate stop transfer restrictions will be issued to such transfer agent with respect to the Stock.

           c. The Purchaser further represents and warrants that (i) he and his representatives have carefully reviewed the Private Placement Memorandum dated February 4, 1998, including the exhibits thereto, and any supplement thereto furnished to the undersigned (collectively, the "Private Placement Memorandum"); (ii) he understands and has taken cognizance of, or has been advised by his representatives as to, all the risk factors related to the purchase of the Stock, including those set forth in the Private Placement Memorandum and the Exhibits thereto, and no representations have been made to the Purchaser or such representatives concerning the Stock, the Company or its business or prospects or other matters, except as set forth in the Private Placement Memorandum; (iii) the Purchaser and his representatives have been granted the opportunity to ask questions of, and receive answers from, representatives of the Company concerning the terms and conditions of the purchase of the Stock and to obtain any documents, records or other additional information which the Purchaser, or his representatives, deem necessary to verify the accuracy of the information contained in the Private Placement Memorandum; (iv) the Purchaser's knowledge and experience in financial and business matters is such that he is capable of evaluating the merits and risks of the investment in the Stock, or he has been advised by a representative possessing such knowledge and experience; (v) the Purchaser is a member of management or key employee of the Company and will, after the consummation of the Merger, be a member of management or key employee of the Company; (vi) in making the Purchaser's decision to purchase the Stock hereby subscribed for, he has relied solely upon the independent investigations made by him and, to the extent believed by the Purchaser to be appropriate, his representatives, including his own professional legal, tax and other advisors; (vii) his financial condition is such that he can afford to bear the economic risk of holding the unregistered Stock for an indefinite period of time and has adequate means for providing for his current needs and personal contingencies; (viii) he can afford to suffer a complete loss of his investment in the Stock; (ix) the Stock is a speculative investment which involves a high degree of risk of loss of his investment therein and there are substantial restrictions on the transferability of, and there will be no public market for, the Stock and, accordingly, it may not be possible to liquidate his investment without a substantial loss in the case of an emergency, if at all; and (x) the Purchaser resides at the address set forth on the signature page hereto and does not have any present intention of establishing a residence in any other state or jurisdiction.

           d. The Purchaser further represents and warrants that (i) he has full right, power and authority to enter into and perform this Agreement, and this Agreement has been duly authorized, executed and delivered by him and is valid, binding and enforceable against him in accordance with its terms, and (ii) either (A) he is not legally married or
 (B) this Agreement has been duly executed by his spouse on the signature page hereof.

      3. Conditions to the Company's Obligations. The Company's obligation to issue the Stock hereunder is subject to the occurrence of the Merger Closing and to the satisfaction at or prior to the Closing of the following further conditions:

           a. The representations and warranties of the Purchaser contained in Section 2 hereof shall be true and correct as of the date of the Closing.

           b. The Purchaser shall have performed all obligations and complied with all agreements required to be performed or complied with by the Purchaser under this Agreement at or prior to the Closing.

           c. The Purchaser shall have executed and delivered to the Company the Stockholders' Agreement.

      4. Binding Effect. The provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors and assigns. Notwithstanding the foregoing, neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by any of the parties hereto without the prior written consent of the other parties hereto.

      5. Applicable Law. The laws of the state of Minnesota shall govern the interpretation, validity and performance of the terms of this Agreement, regardless of the law that might be applied under applicable principles of conflicts of law.

      6. Survival of Representations and Warranties. The representations and warranties of the parties hereto contained in this Agreement shall survive the execution and delivery of this Agreement.

      7. Headings; Execution in Counterparts. The headings and captions contained herein are for convenience of reference only and shall not control or affect the meaning or construction of any provision hereof. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and which together shall constitute one and the same instrument.

      8.   Pronouns.   Unless otherwise indicated herein or the context
 otherwise requires, the masculine pronoun shall include the feminine and neuter, and the singular shall include the plural.

      9. Amendment. This Agreement may not be amended, modified or supplemented and no waivers of or consents to departures from the provisions hereof may be given unless consented to in writing by the parties hereto. Unless otherwise specified in such waiver or consent, a waiver or consent given hereunder shall be effective only in the specific instance and for the specific purpose for which given.

      10. Entire Agreement. This Agreement and the Stockholders' Agreement and the other documents referred to herein contain the entire agreement of the parties in respect of the matters set forth herein and therein.


           IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                          UNIVERSAL HOSPITAL SERVICES, INC.


                          By _________________________________
                              Name:
                              Title:

                          PURCHASER:

                          __________________________________
                          Signature of  Purchaser


                          ___________________________________
                          Name of Purchaser

                          ___________________________________
                          ___________________________________
                          Address of Purchaser


                   Acknowledgment and Agreement of Spouse


           The undersigned spouse of the above-named Purchaser acknowledges that he/she has read the foregoing Agreement and agrees to be bound thereby.

                          __________________________
                          Signature of Spouse

                          __________________________
                          Name of Spouse



                                  Appendix I


 Name of Purchaser: _______________________________


 Total Number of Shares of
 Common Stock To Be Purchased  . . . . . . . . . . . . .       ________ *

 Per Share Purchase Price  . . . . . . . . . . . . . . . . . . $15.50

 [Aggregate Purchase Price

 less Company Loan Amount]** . . . . . . . . . . . . . . .     $

 [Company Loan Amount]**   . . . . . . . . . . . . . . . . .   $

 Aggregate Cash Purchase Price . . . . . . . . . . . . . .     $






      *Each Purchaser shall subscribe for, if any, not less than 323, nor more than 3225, shares of Common Stock.






























 __________________________

  ** The bracketed language will appear only in agree-ments with those employees to whom the Company, in its sole discretion, has offered to loan funds for the pur-pose of purchasing shares of Common Stock.